CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Investment Managers Series Trust and to the use of our report dated November 22, 2013 on the financial statements and financial highlights of Towle Deep Value Fund, a series of shares of Investment Managers Series Trust.   Such financial statements and financial highlights appear in the 2013 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
January 27, 2014

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm, Ashland Partners & Company LLP, in the Towle Deep Value Fund Prospectus dated February 1, 2014 in regard to our verification of Towle & Co.’s compliance with the Global Investment Performance Standards (GIPS®).

/s/ Jessica Parker

Dated: January 24, 2014

Ashland Partners & Company LLP
525 Bingham Knoll, Suite 200
Jacksonville, OR 97530
January 24, 2014